UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

CryoLife, Inc. (“CryoLife”) originally filed the attached exhibits with its Form 10-Q for the quarter ended September 30, 2010, and the exhibits were granted confidential treatment under the Securities Exchange Act of 1934, as amended, through November 5, 2011. CryoLife subsequently filed the exhibits with fewer redactions as exhibits to a Form 8-K filed by CryoLife on January 18, 2012, and CryoLife was granted an extension of confidential treatment for the redacted portions of the exhibits through December 31, 2014. CryoLife has requested an extension of confidential treatment for certain portions of the exhibits; however, the exhibits are filed herewith with modified redactions in order to disclose the portions of the previously redacted information for which CryoLife no longer requires confidential treatment.

Section 9	Financial Statements and Exhibits.

Item 9.01(d)	Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1+	Distribution Agreement between the Company and Starch Medical, Inc., dated September 28, 2010.

10.2+	License Agreement between the Company and Starch Medical, Inc., dated September 28, 2010.

+	CryoLife has requested an extension of confidential treatment for certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: December 30, 2014	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer